Exhibit 99.1

PMGC Holdings Inc. Announces the Formation of New Subsidiary, NorthStrive Defense Tech to Target High-Growth Defense, Drone and Autonomous Systems Sector

Newport Beach, California – April 2, 2026 PMGC Holdings Inc. (the “Company” or “PMGC”), a diversified holding company, today announced the launch of a new wholly owned subsidiary, NorthStrive Defense Tech LLC (“NorthStrive Defense Tech”). The Company plans for NorthStrive Defense Tech to operate in the defense technology sector, with an emphasis on drone technology, autonomous systems, and next generation unmanned defense solutions.

NorthStrive Defense Tech has been established to serve as a focused platform for the Company’s strategy to identify, acquire, and license advanced defense technologies, with an initial emphasis on drone and autonomous systems. The initiative is centered on sourcing differentiated and underutilized defense technologies through a range of acquisition, licensing, and partnership channels.

The Company believes the defense sector is undergoing a period of significant transformation, driven by growing global defense spending, regulatory shifts favoring domestically sourced technologies, and the rapid adoption of unmanned and autonomous systems across military and national security operations. Drone technologies in particular have become an increasingly critical component of modern defense infrastructure across surveillance, logistics, and tactical deployment.

A key element of PMGC’s strategy is the ability to leverage its existing vertically integrated infrastructure. The Company’s wholly-owned operating subsidiaries, AGA Precision Systems LLC and Silicon Valley Machining, Inc., already engage with companies in the aerospace, defense, and space sectors. By identifying, acquiring, and licensing innovative defense technologies, the Company intends to accelerate commercialization through its established customer base.

PMGC envisions NorthStrive Defense Tech as a dedicated vehicle for PMGC to build a pipeline of defense-related technologies and evaluate multiple pathways to commercialization, including acquisitions, strategic partnerships, licensing arrangements, and the formation of standalone operating entities. There can be no assurance that NorthStrive Defense Tech LLC will successfully identify, acquire, license, or commercialize any defense technologies, or that any such activities will result in revenue generation or operational success. We intend to make a follow up announcement shortly. The formation of NorthStrive Defense Tech reflects PMGC’s continued expansion into sectors it views as high growth. In such sectors, the Company believes it can leverage its capital markets expertise, deal sourcing capabilities, and operational strategy to drive long-term shareholder value.

About PMGC Holdings Inc.

PMGC Holdings Inc. is a diversified holding company that manages and grows its portfolio through strategic acquisitions, investments, and development across various industries. We are committed to exploring opportunities in multiple sectors to maximize growth and value. For more information, please visit https://www.pmgcholdings.com.

Forward-Looking Statements

Statements contained in this press release regarding matters that are not historical facts are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, as amended. Words such as “believes,” “expects,” “plans,” “potential,” “would” and “future” or similar expressions such as “look forward” are intended to identify forward-looking statements. Forward-looking statements are made as of the date of this press release and are neither historical facts nor assurances of future performance. Instead, they are based only on our current beliefs, expectations and assumptions regarding the future of our business, future plans and strategies, projections, anticipated events and trends, the economy, activities of regulators and future regulations and other future conditions. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict and many of which are outside of our control. Although the Company believes that the expectations expressed in these forward-looking statements are reasonable, it cannot assure you that such expectations will turn out to be correct, and the Company cautions investors that actual results may differ materially from the anticipated results. Therefore, you should not rely on any of these forward-looking statements. These and other risks are described more fully in PMGC’s filings with the United States Securities and Exchange Commission (“SEC”), including the “Risk Factors” section of the Company’s Annual Report on Form 10-K for the year ended December 31, 2025, filed with the SEC on March 30, 2026, and its other documents subsequently filed with or furnished to the SEC. Investors and security holders are urged to read these documents free of charge on the SEC’s web site at www.sec.gov. All forward-looking statements contained in this press release speak only as of the date on which they were made. Except to the extent required by law, the Company undertakes no obligation to update such statements to reflect events that occur or circumstances that exist after the date on which they were made.

IR Contact:

IR@pmgcholdings.com